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                            LAWSON LUNDELL
                           LAWSON & McINTOSH

                        BARRISTERS & SOLICITORS

May 13, 1997                                                1600 Cathedral Place
                                                         925 West Georgia Street
                                                     Vancouver, British Columbia
                                                                  Canada VGC 3L2

Pegasus Gold Inc.                                      TELEPHONE: (604) 685-3456
Suite 1500 - 601 West First Avenue                      FACSMILE: (604) 669-1620
Spokane, Washington
U.S.A.  99204

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C.
U.S.A.  20549

Dear Sirs and Mesdames:

PEGASUS GOLD INC.

We are the Canadian solicitors for Pegasus Gold Inc. (the "Company") and have been requested by it to provide the opinions expressed herein in connection with the authorization for issuance of an aggregate of an additional 360,000 Common Shares without par value (the "Shares") under and in accordance with the Company's Employee Savings Plan (the "Plan"), to be registered under the Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

In this regard and for the purpose of the opinions expressed herein, we have examined the Certificate of Incorporation, Memorandum and Articles of the Company and such corporate records, such certificates of public officials and governmental bodies and authorities, such certificates of officers or representatives of the Company and such other documents, and have made such investigations and searches and considered such matters of law, as we believe necessary and relevant to enable us to give, and as the basis for, the opinions expressed herein. We have, without making any independent investigation, assumed the conformity to originals of telecopied, certified and photographically reproduced documents which we have examined and the proper authority of all signatories, other than those on behalf of the Company, to and the authenticity of all signatures on documents that have been examined by us.

As to various questions of fact material for the opinions expressed herein, information with respect to which is in the possession of the Company, we have relied upon certificates, reports, opinions or representations of or by an officer or officers of the Company.

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We express no opinion as to laws other than the laws of the Province of British
Columbia and the federal laws of Canada applicable therein and we have assumed that there is nothing in any other law that affects our opinions expressed herein.

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares pursuant to the provisions of the Plan has been duly authorized by the Company and, when such Shares have been duly issued and paid for, they will be validly issued and fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,

/s/ Lawson Lundell Lawson & McIntosh
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